Exhibit 15.2

December 4, 2017

iKang Healthcare Group, Inc.

B-6F Shimao Tower, 92A Jianguo Road

Chaoyang District

Beijing 100022

People’s Republic of China

Attention: The Board of Directors

Dear Sirs,

Re: iKang Healthcare Group, Inc. (the “Company”)

We, King & Wood Mallesons, consent to the reference to our firm under the captions of “Item 3.D — Risk Factors” in iKang Healthcare Group, Inc.’s annual report on Form 20-F/A for the year ended March 31, 2017, which will be filed with the Securities and Exchange Commission in the month of December 2017.

Yours faithfully

/s/ King & Wood Mallesons
King & Wood Mallesons